UNITED STATES

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NOVAGOLD RESOURCES INC.

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On July 22, 2026, Greg Lang, President and Chief Executive Officer of NOVAGOLD Resources Inc. (“NOVAGOLD”) participated in a conversation on BNN Bloomberg. A copy of the transcript for the video can be found below.

Lindsay Biscaia: NOVAGOLD Resources shares are rising today after the Canadian mining company announced it will acquire the shares of Donlin Gold it does not already own from Paulson Advisors in an all-stock deal that would create a gold company valued at $4.2 billion US. For more on this historic merger, we are joined now by Greg Lang, president and CEO of NOVAGOLD Resources. It’s great to have you join us. Thanks for taking the time.

Greg Lang: Thank you, Lindsay, for having us on your program today.

Biscaia: So, I guess let’s start by just maybe explaining what does gaining full ownership of Donlin mean for NOVAGOLD?

Lang: Well, the transaction we announced this morning really transforms NOVAGOLD. We’re consolidating ownership of Donlin, one of the largest undeveloped gold deposits in the industry. You know, we will now control over 40 million ounces of resources. And that in itself makes us one of the largest gold companies in terms of reserves. So it’s really a fantastic transaction for us and it simplifies our corporate structure immensely putting Donlin under one owner.

Biscaia: I would imagine that this would really change the company’s outlook moving forward. Does it? And if so, how?

Lang: Well, I think it’s, our outlook has always been very positive on gold and I think you know that view on gold is shared by our two new co-chairs John Paulson and Dr. Thomas Kaplan. So our outlook remains the same. We are bullish on gold and our sole focus remains on advancing the Donlin gold project. We’re well underway with our feasibility study and we’ve guided that we anticipate that this will be completed in the first half of the new year.

Biscaia: Okay. So now that you own this whole project, maybe if you could tell our viewers more about Alaska’s Donlin gold project, like the expected mine life, scale, and long-term potential of the project.

Lang: Well, Donlin has many attributes that really make it unique. At 40 million ounces, it’s one of the largest undeveloped gold deposits in the industry and certainly in the Americas. You know, we’ve steadily advanced the project and we’re, you know, completed the permitting and we’re moving forward with the feasibility study. You know, we envision that the mine will have an output of about 1.3 million ounces for its first 10 years of operation at very competitive cash costs. So, I think it really is one of the truly strategic assets in the gold industry and it’s fantastic that we now own 100% of it.

Biscaia: You mentioned that feasibility study and I did want to ask you about that. It’s being conducted by Fluor and what’s the current status of that feasibility study?

Lang: Well, we are—Fluor who is one of the leading engineering construction firms as you know we engaged them earlier this year. We expected the feasibility study would take about 18 months and they’re proceeding as scheduled. Supporting the effort of Fluor are three other companies that are specialists in their firm. Worley is studying the natural gas pipeline. Hatch is contributing the autoclave or the pressure oxidation portion of the circuit and WSP is focused on the power plant. So we’ve engaged Fluor and industry-leading companies to develop our bankable feasibility study.

Biscaia: And this project obviously in Alaska. Alaska is the second-largest gold producing state in the US. So what makes this region so attractive for when it comes to gold mining?

Lang: Well, I think there’s—Alaska is certainly very pro-resources. You know, the governor has talked about the importance of the Donlin project to the state. You know, Alaska appreciates and understands the importance of responsible natural resource development. You know, they’re well-versed in permitting and it’s great to be in a jurisdiction where one you feel safe and two that understands mining.

Biscaia: The deal is reportedly going to improve access to governmental agencies and sovereign wealth funds to support its next phase of project development. Could you share like who’s expressed interest in supporting the project, if anyone, and what could potentially get involved, like who could get involved moving forward?

Lang: Well, I think there are many opportunities for sovereigns or other entities to get involved as we articulated in our presentation today. And I think with the larger market cap when the transaction is completed that will increase our liquidity and also make the companies more attractive for other investors. So we’re you know we will be exploring those in the coming months as our feasibility study progresses.

Biscaia: We know NOVAGOLD shares have been hit hard this year, down more than 30% over the year roughly and not just your company but obviously several other producers across the industry have been facing pressure. Do you think the market is underestimating kind of the long-term opportunity within the gold sector?

Lang: I think the market you know—a pause in a long-term gold rally is not at all unusual and I think that’s what we’re seeing. you know, a little bit of profit taking and a little bit of consolidation, but I think the broadly the bull market in gold remains intact, you know, and I think as the markets settle down from events in the Middle East, I think we’ll continue to see gold returning to record levels such as we enjoyed earlier in the year.

Biscaia: This deal, it’s expected to close in the fourth quarter. What are some of the key steps that need to be kind of completed here before it can officially close?

Lang: Well, it’s a normal transaction. It will ultimately require shareholder approval as well as regulatory approval. And we don’t anticipate anything unusual. It’s just a process that we have to work our way through.

Biscaia: This new company that’s going to be formed, NovaGold Corporation, is that going to have two co-chairs? Did I read that right?

Lang: You did.—

Biscaia: How—?

Lang: —Dr. Kaplan, who is NOVAGOLD’s current chair will be the co-chair along with John Paulson.

Biscaia: How will decision-making work—

Lang: —the transaction is completed will be our major shareholder—

Biscaia: —With two co-chairs, how will decision-making work going forward?

Lang: Well, I think Dr. Kaplan and Mr. Paulson have a long history together. Paulson has been one of our largest shareholders for over 15 years. And I think to say they are like-minded is an understatement. They both share the same vision and appreciate the leverage that Donlin Gold brings to NOVAGOLD as well as our major shareholders. So, I think the decision-making process will—they balance each other out very well.

Biscaia: Okay, we will leave it there for now. That was Greg Lang, president and CEO of NOVAGOLD Resources. Appreciate you joining us today on what I’m sure is a busy day. Thanks so much.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the expected outcomes of the Transactions; the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions; the expected synergies related to the Transactions in respect of strategy, operations and other matters; projections related to expansion; and the impact of the Transactions on NovaGold Corporation and its stakeholders. Forward-looking statements contained herein are based on a number of material assumptions, including but not limited to the following, which could prove to be inaccurate: the expected outcomes of the Transactions, the ability of NOVAGOLD, NovaGold Corporation and Paulson to complete the Transactions on the terms described herein, or at all, including receipt of required regulatory approvals, shareholder approvals, court approvals, stock exchange approvals and satisfaction of other customary closing conditions, the expected synergies related to the Transactions in respect of strategy, operations and other matters, projections related to expansion, our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2025 Technical Report and the 2025 Technical Report Summary;  estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold to advance the Donlin Gold project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Important Information and Where to Find It

In connection with the proposed Transactions, NOVAGOLD expects to file a proxy statement on Schedule 14A with the SEC and applicable Canadian Securities Regulators that will be mailed or otherwise disseminated to security holders of NOVAGOLD seeking their approval of the transactions-related proposals. NOVAGOLD also may file other documents with the SEC and applicable Canadian Securities Regulators regarding the proposed Transactions. None of the securities to be issued pursuant to the proposed Transactions are anticipated to be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act”) or any U.S. state securities laws, and any securities issued in the transaction are anticipated to be issued in reliance upon an exemption from such registration requirements under the U.S. Securities Act and applicable exemptions under U.S. state securities laws. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AND APPLICABLE CANADIAN SECURITIES REGULATORS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS, THE PARTIES TO THE PROPOSED TRANSACTIONS AND RELATED MATTERS. This communication is not a substitute for the proxy statement or any other document that NOVAGOLD may file in connection with the proposed Transactions. Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by NOVAGOLD with the SEC at http://www.sec.gov, the SEC’s website, under NOVAGOLD’s profile on SEDAR+ at www.sedarplus.ca, or from NOVAGOLD’s website https://novagold.com/investors/why-invest/.

Participants in the Solicitation

NOVAGOLD and certain of its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transactions. Information regarding NOVAGOLD’s directors and executive officers and other persons who may be deemed to be participants in the solicitation of shareholders of NOVAGOLD in connection with the proposed Transactions and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement, which will be filed with the SEC and applicable Canadian Securities Regulators. Information regarding NOVAGOLD’s directors and executive officers is contained in NOVAGOLD’s proxy statement for its 2026 annual meeting of shareholders, which was filed with the SEC on March 25, 2026. To the extent the holdings of the NOVAGOLD securities by the NOVAGOLD directors and executive officers have changed since the amounts set forth in the proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants in the proxy solicitation and a description of their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials when they are filed with the SEC in connection with the proposed Transactions. You may obtain free copies of these documents (when they become available) using the sources indicated above.